Exhibit 10.4

Thirteenth Amended and Restated Rent Supplement

(Stanton/Brady/Celeste Lease)

November 9, 2017

This Thirteenth Amended and Restated Rent Supplement (this “Thirteenth Amended Supplement”) between Sharyland Distribution & Transmission Services, L.L.C. (“Lessor”) and Sharyland Utilities, L.P. (“Lessee”) is executed and delivered on November 9, 2017 (the “Effective Date”) to give effect to the Exchange Transaction (as defined below) under the S/B/C Lease (as defined below). Capitalized terms used herein that are not otherwise defined will have the meanings assigned to them in the S/B/C Lease.

WHEREAS, Lessor and Lessee are Parties to a Third Amended and Restated Lease Agreement (Stanton/Brady/Celeste Assets) dated December 31, 2015 (as amended from time to time in accordance with its terms, the “S/B/C Lease”);

WHEREAS, on February 22, 2017 the Parties executed a Twelfth Amended and Restated Rent Supplement (Stanton/Brady/Celeste Lease) effective as of January 1, 2017 (the “Twelfth Amended Supplement”);

WHEREAS, as of the Effective Date, pursuant to an Agreement and Plan of Merger among Lessor, Lessee, Oncor Electric Delivery Company LLC (“Oncor”) and certain other parties thereto, Lessor is disposing of certain transmission and distribution assets that are subject to the S/B/C Lease (the “Disposed S/B/C Assets”) and the McAllen Lease and, in exchange therefor, is acquiring certain transmission assets and cash from Oncor (the “Exchange Transaction”); and

WHEREAS, in connection therewith, the Parties now desire to amend and restate the Twelfth Amended Supplement as set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree to the following:

1. The Twelfth Amended Supplement is hereby amended and restated in its entirety as set forth below.

2. The S/B/C Lease, except as supplemented by this Thirteenth Amended Supplement, shall remain in full force and effect.

Incremental CapEx:
2011	$4,212,000
2012	$14,873,337
2013	$43,422,100
2014	$139,387,740
2015	$153,428,540
2016	$239,195,189
2017	$59,139,993	*
	$69,114,285	**
(Total 2017)	$128,254,278	***

*	Represents the aggregate amount of distribution Incremental CapEx that the Parties expected to be placed in service during 2017 (as adjusted for the disposition of the Disposed S/B/C Assets on the Effective Date). Rent supplements with respect to this distribution Incremental CapEx were agreed to and memorialized part of the Eleventh Amended and Restated Rent Supplement (Stanton/Brady/Celeste

1	STANTON / BRADY / CELESTE LEASE

Lease) dated December 31, 2016 (“Eleventh Amended Supplement”). Of the 2017 distribution Incremental CapEx, an aggregate of $53,990,282 was expected to be in service as of the Effective Date (“First 2017 Distribution CapEx”), with an expected weighted average in-service date of April 1, 2017, and an aggregate of $5,149,712 was expected to be placed in service throughout the remainder of 2017 (“2017 Stub-Year Distribution CapEx”), with an expected weighted average in-service date of December 1, 2017.
**	Represents the aggregate amount of transmission Incremental CapEx the Parties expected to be placed in service in 2017 (as adjusted for the disposition of the Disposed S/B/C Assets on the Effective Date). Rent supplements with respect to this transmission Incremental CapEx were agreed to and memorialized as part of the Eleventh Amended Supplement. Of the 2017 transmission Incremental CapEx, an aggregate of $10,473,331 was expected to be in service as of the balance sheet date reflected in Lessee’s first 2017 Regulatory Order (“First 2017 Transmission CapEx”), an aggregate of $48,715,473 was expected to be in service as of the Effective Date and reflected in Lessee’s second 2017 Regulatory Order (“Pre-Closing Second 2017 Transmission CapEx”), an aggregate of $9,925,480 was expected to be in service after the Effective Date but as of the balance sheet date reflected in Lessee’s second 2017 Regulatory Order (“Post-Closing Second 2017 Transmission CapEx”) and an aggregate of $0 was expected to be placed in service throughout the remainder of 2017 (“2017 Stub-Year Transmission CapEx”) and included in the first 2018 Regulatory Order. The Parties expected the First 2017 Transmission CapEx and Pre-Closing Second 2017 Transmission CapEx, collectively, to have a weighted average in-service date of June 1, 2017 and the Post-Closing Second 2017 Transmission CapEx and 2017 Stub-Year Transmission CapEx, collectively, to have a weighted average in-service date of November 1, 2017. A “Regulatory Order” is defined as either (i) the PUCT’s approval of Lessee’s application for updated wholesale transmission rates or (ii) final resolution or settlement of a rate case applicable to Lessee’s transmission rates (but, for the avoidance of doubt, does not include the order approving the Exchange Transaction, the dismissal of the Parties’ pending rate case filed in 2016 or associated orders in connection therewith). The Parties expected the first 2017 Regulatory Order to be effective on May 1, 2017, the second 2017 Regulatory Order to be effective on March 1, 2018, and the first 2018 Regulatory Order to be effective on June 1, 2018. The Parties have agreed that any Rent Validation (within the meaning of the S/B/C Lease) with respect to First 2017 Transmission CapEx, Pre-Closing Second 2017 Transmission CapEx, Post-Closing Second 2017 Transmission CapEx and 2017 Stub-Year Transmission CapEx will use the actual effective dates of the applicable Regulatory Order (to the extent known), but will otherwise be determined in accordance with Section 3.2(c) of the S/B/C Lease.
***	Represents the total amount of transmission and distribution Incremental CapEx that the Parties expected to be placed in service during 2017 (as adjusted for the disposition of the Disposed S/B/C Assets on the Effective Date).

Lessee CapEx:
2011	$1,232,807
2012	$1,969,693
2013	$2,920,207
2014	$12,972,164
2015	$4,857,416
2016	$3,696,743
2017	$5,000,000	*

*	Represents the aggregate amount of Lessee CapEx the Parties expected during 2017 (as adjusted for the disposition of the Disposed S/B/C Assets on the Effective Date). Rent supplements with respect to this Lessee CapEx were agreed to and memorialized as part of the Eleventh Amended Supplement. Of the 2017 Lessee CapEx, an aggregate of $5,000,000 was expected to be in service as of the Effective Date (“First 2017 Lessee CapEx”), with an expected weighted average in-service date of July 1, 2017, and an aggregate of $0 was expected to be placed in service throughout the remainder of 2017 (“2017 Stub-Year Lessee CapEx”).

2	STANTON / BRADY / CELESTE LEASE

Base Rent:
2011	$18,111,535
2012	$18,669,636
2013	$21,784,564
2014	$31,794,169
2015	$44,737,618
2016	$61,871,954
2017	$73,515,350	*

*	Pursuant to the Twelfth Amended Supplement, Lessee made a monthly 2017 Base Rent payment of $6,495,653 on the 15th day of each month beginning on March 15, 2017 through June 15, 2017 (with respect to January 2017 through April 2017). Subsequently, Lessee has made or will make, as applicable, a 2017 Base Rent payment of $6,587,467 on the 15th day of each month beginning on July 15, 2017 through December 15, 2017 (with respect to May 2017 through October 2017), with the increase in monthly Base Rent reflecting First 2017 CapEx and commencing May 1, 2017, which was the expected date of the approval of Lessee’s first 2017 Regulatory Order. Lessee will then make a 2017 Base Rent payment of $4,459,878 on January 15, 2018 and $3,548,055 on February 15, 2018 (with respect to November 2017 and December 2017, respectively), with the decrease in monthly Base Rent reflecting the disposition on the Effective Date of the Disposed S/B/C Assets. The Parties agree that any Rent Validation (within the meaning of the S/B/C Lease) with respect to Disposed S/B/C Assets will use the actual Rate Base of the Disposed S/B/C Assets, but will otherwise be determined in accordance with Section 3.2(c) of the S/B/C Lease.

Percentage Rent Percentages:
2011	29.019%
2012	24.206%
2013	25.1%
2014	23.6%
2015	23.1%
2016	23.1%
2017	23.1%*

*	The 2017 Percentage Rent Percentage reflects the assumptions set forth above regarding the timing of the first 2017 Regulatory Order and the second 2017 Regulatory Order, as well as the amount of First 2017 Distribution CapEx, 2017 Stub-Year Distribution CapEx, First 2017 Transmission CapEx, Pre-Closing Second 2017 Transmission CapEx and Post-Closing Second 2017 Transmission CapEx.

Annual Percentage Rent Breakpoints:
2011	$27,111,535
2012	$27,669,636
2013	$30,784,564
2014	$36,935,549
2015	$47,271,231
2016	$55,983,204
2017	$69,825,792	*

3	STANTON / BRADY / CELESTE LEASE

*	Of the 2017 Annual Percentage Rent Breakpoint, $65,090,857 will be applied to Gross Revenues through the Effective Date, and $4,734,935 will be applied to Gross Revenues throughout the remainder of 2017. The 2017 Annual Percentage Rent Breakpoint reflects the assumptions set forth above regarding the timing of the first 2017 Regulatory Order and the second 2017 Regulatory Order, as well as the amount of First 2017 Distribution CapEx, 2017 Stub-Year Distribution CapEx, First 2017 Transmission CapEx, Pre-Closing Second 2017 Transmission CapEx and Post-Closing Second 2017 Transmission CapEx.

Revenues Attributable to Lessee CapEx:
2013	$1,357,683
2014	$4,850,029
2015	$7,283,133
2016	$8,159,029
2017	$7,749,365	*

*	The 2017 Revenues Attributable to Lessee CapEx reflects the assumptions set forth above regarding the amount of First 2017 Lessee CapEx and 2017 Stub-Year Lessee CapEx.

TCOS
Allocation:

before June 20, 2013: 0%

between June 20, 2013 and October 17, 2013: 6.9%

between October 17, 2013 and February 25, 2014: 3.4%

between February 25, 2014 and May 1, 2014: 8.5%

between May 1, 2014 and October 3, 2014: 8.3%

between October 3, 2014 and March 31, 2015: 7.3%

between April 1, 2015 and October 31, 2015: 10.5%

between November 1, 2015 and June 13, 2016: 17.8%

between June 14, 2016 and September 22, 2016: 20.4%

between September 23, 2016 and April 30, 2017: 17.6%

between May 1, 2017 and November 9, 2017: 22.1%

starting November 10, 2017: 17.2%

Term of Rent Supplement: Expires 12/31/17

4	STANTON / BRADY / CELESTE LEASE

The Parties have executed this Thirteenth Amended Supplement to the S/B/C Lease as of the date set forth above.

SHARYLAND UTILITIES, L.P.

By:	/s/ Greg Wilks
Name:	Greg Wilks
Title:	Chief Financial Officer

SHARYLAND DISTRIBUTION &
TRANSMISSION SERVICES, L.L.C.

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Chief Financial Officer

STANTON / BRADY / CELESTE LEASE